JESSE Q. OZBOLT
2022 Woodland Valley Dr.
Kingwood, Texas 77339

July 25, 2011

Mr. Raimundo Dias
Sole Director
Green Equity Holdings, Inc.
1015 W. Newport Center Drive, Suite 105
Deerfield Beach, FL 33442

Dear Mr. Dias:

Because Green Equity Holdings, Inc. has not moved forward in the oil and gas business and does not appear to be on a track of progressing in the near future, I hereby resign as President and Chief Executive Officer of Green Equity Holdings, Inc. ("Green Equity"), effective at 5:00 p.m. CST on Monday, July 25, 2011. David Eliff has previously been terminated as Chief Financial Officer.

I release Green Equity Holdings, Inc. from any obligations related to my salary or any other form of compensation. I have no disagreements with Green Equity on any accounting or legal policy, principle or practice.

Sincerely,

Jesse Q. Ozbolt